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                                                              Exhibit 23.02

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 27, 1999 (except with respect to the matters discussed in the eighth and ninth paragraphs of Note 3, as to which the date is February 12, 1999, and Note 16, as to which the date is March 11, 1999) included in this Form 10-K, into Louisville Gas and Electric Company's previously filed Registration Statement No.
33-13427.


                                          /S/ ARTHUR ANDERSEN LLP
                                          -----------------------
                                          Arthur Andersen LLP

Louisville, Kentucky
March 26, 1999